UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2007

LAZARE KAPLAN INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7848	13-2728690
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

19 West 44 th Street, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(212) 972-9700

                                           Not Applicable
Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On April 11, 2007, the Board of Directors of Lazare Kaplan International Inc. (the “Registrant”) approved amendments to the Registrant’s Bylaws, effective on even date therewith. The amendments included the following changes to the Registrant’s Bylaws:

      • Annual meetings and special meetings may be called by the Board of Directors, or by the Chairman or by the President. Previously, the Registrant’s Bylaws provided that annual meetings and special meetings may be called by the directors or any officer instructed by the directors to call the meeting and that special meetings may be called by an officer at the written request of any one or more stockholders owning in the aggregate at least ten (10%) percent of the Registrant’s issued and outstanding common stock.

      The amendments added the following provisions:

     • All matters brought before any annual meeting of stockholders must be limited to matters set forth in the Registrant’s notice of the meeting, unless otherwise brought before the annual meeting by or at the direction of the Registrant’s Board of Directors.

     • Any matters brought by stockholders before an annual meeting must be set forth in a notice delivered to the Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (as opposed to the period in the current Bylaws which is than not less than 10 days nor more than 60 days), except if the date annual meeting is changed by more than 30 days from the anniversary date, then a stockholder would need to deliver written notice on the date that is the later of (x) the date 90 days prior to the annual meeting date or (y) the tenth day following the date on which such annual meeting is first publicly announced or disclosed.

     • With respect to any stockholder nominee(s) for directors, certain information relating to any arrangements or understandings between the nominee and stockholder, the nominee’s family relationships, business experience and involvement in litigation proceedings, in each case in accordance with Item 401 of Regulation S-K, and other specified information must be set forth with respect to such nominee(s) and the stockholder proposing such nominee(s).

     • With respect to stockholder proposals, certain information, including the text of the proposal, a written statement of why the stockholder favors the proposal, any material interest of the stockholder in the proposal and a description of any arrangements or understandings between such stockholder and any other person in connection with the proposal, as well as other specified information, must be set forth with respect to such stockholder proposals.

     • In the event that the size of the Board of Directors is increased and the Registrant does not publicly announce or disclose (i) all of the nominees or (ii) the size of the increased Board of Directors, at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder notice with respect to nominees for any new positions created by the increase will be considered timely only if delivered within 10 days following the first date all of such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

     • Generally, only matters set forth in the Registrant’s notice to stockholders of a special meeting shall be properly brought before a special meeting of stockholders.

     • If a special meeting is to be held to elect one or more directors, any stockholder may nominate directors provided that (a) such nomination meets the specific informational requirements applicable to (i) such nominee(s) and (ii) the stockholder proposing such nominee(s) to annual meetings, and (b) written notice is provided to the Secretary within 10 days following the day on which the date of the special meeting and either the names of the nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected is publicly announced or disclosed.

     • The right of stockholders to make proposals pursuant to Rule 14a-8 under the Security Exchange Act of 1934, as amended, remains unaffected by the Bylaws. Under Rule 14a-8, a stockholder may always submit a proposal for an annual meeting so long as it is received at the Registrant’s executive offices not less than 120 days before the date of the Registrant’s proxy statement is released to stockholders in connection with the prior year’s annual meeting.

     • The person presiding at the stockholder meeting has the power to make determinations appropriate to the conduct of the meeting and whether or not nominations of directors or other proposals by stockholders meet the Bylaws requirements.

     • With respect to how meetings are conducted, the Board of Directors has the right to make the rules and in the absence of any rules, the Chairman of the stockholder meeting will have the right and authority to prescribe rules and take all actions that may be appropriate, including adjournment of the meeting.

     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amendments to the Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. Exhibit Number	Description

Exhibit No. 3.1 – Amendments to the Bylaws of Lazare Kaplan International Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARE KAPLAN INTERNATIONAL INC.

Date: April 16, 2007	By: /s/ William H. Moryto
William H. Moryto
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number        Description

Exhibit No. 3.1 – Amendments to the Bylaws of Lazare Kaplan International Inc.